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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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PLATO LEARNING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 3, 2004

Dear Fellow Stockholders:

Our directors and officers join me in extending a cordial invitation to attend the Annual Meeting of Stockholders of PLATO Learning, Inc., (the “Company”), a Delaware corporation, at 12:00 noon (CST) on Thursday, March 4, 2004, at the Sofitel Minneapolis, 5601 West 78th Street, Bloomington, Minnesota 55439.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describes the business to be transacted at the meeting. We also plan to review the status of our business at the meeting.

At last year’s Annual Meeting over 90% of the outstanding shares were represented. It is important that your shares be represented whether or not you are personally able to attend the meeting. Regardless of the number of shares you own, your vote is important. In order to insure that you will be represented, we ask you to please complete, sign and date the enclosed proxy card and return it promptly. This will not limit your right to vote in person or to attend the Annual Meeting.

Our Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year 2003 are enclosed with this mailing.

The continuing interest of the stockholders in our business is gratefully acknowledged and we look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ John Murray

John Murray
Chairman, President and
Chief Executive Officer

PLATO Learning, Inc.

10801 Nesbitt Avenue South
Bloomington, MN 55437

PLATO Learning, Inc.

10801 Nesbitt Avenue South
Bloomington, MN 55437

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 4, 2004

To Our Stockholders:

The Annual Meeting of Stockholders of PLATO Learning, Inc. (the “Company”) will be held at 12:00 noon (CST) on Thursday, March 4, 2004, at the Sofitel Minneapolis, 5601 West 78th Street, Bloomington, Minnesota 55439 for the purpose of considering and voting on the following matters:

1.	To elect one director to the Board of Directors.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending October 31, 2004.

3.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 8, 2004 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

BY THE ORDER OF THE BOARD OF DIRECTORS,

/s/ Steven R. Schuster

Steven R. Schuster
Corporate Secretary

February 3, 2004

PLATO Learning, Inc.

10801 Nesbitt Avenue South
Bloomington, MN 55437

PROXY STATEMENT
Annual Meeting and Proxy Solicitation Information

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, March 4, 2004 at 12:00 noon (CST) at the Sofitel Minneapolis, 5601 West 78th Street, Bloomington, Minnesota 55439, and at any adjournment thereof, for the purpose set forth in the Notice of Annual Meeting of Stockholders.

Who Can Vote

Only the holders of our common stock whose names appear of record on our books at the close of business on January 8, 2004 are entitled to vote at the Annual Meeting. At the close of business on January 8, 2004, a total of 22,967,141 shares of common stock were outstanding. Each holder of common stock is entitled to one vote for each share held. Stockholders do not have the right to vote cumulatively as to any matter.

Voting

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election we have appointed for the Annual Meeting, and the number of stockholders present in person or by proxy will determine whether or not a quorum is present. The affirmative vote of a majority of shares present or represented and entitled to vote on each Proposal is required for approval. If a broker indicates on the proxy that it does not have discretionary authority from the beneficial owner of the shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

A stockholder may, with respect to the election of directors in Proposal 1, (i) vote “FOR” the election of the named director nominee, or (ii) “WITHHOLD” authority to vote for the named director nominee. A stockholder may, with respect to Proposal 2, (i) vote “FOR” such proposal, (ii) vote “AGAINST” such proposal, or (iii) “ABSTAIN” from voting on such proposal. Abstentions are not counted as votes “for” or “against” a proposal, but are counted in determining the number of shares present or represented and entitled to vote on a proposal. Therefore, since approval of Proposal 2 requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote, abstentions have the same effect as a vote “against” this proposal.

Shares of common stock represented by proxies in the form solicited will be voted in the manner directed by the stockholder. If no direction is made in a signed proxy, the proxy will be voted “FOR” the election of the named director nominee in Proposal 1 and “FOR” Proposal 2. A stockholder may revoke his or her proxy at any time before it is voted by delivering to any officer of the Company a written notice of termination of the proxy’s authority, by filing with an officer of the Company another proxy bearing a later date before the Annual Meeting, or by appearing and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. This Proxy Statement and the form of proxy enclosed are initially being mailed on or about February 3, 2004.

Other

We will pay any expenses in connection with the solicitation of proxies. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone, telecommunications, or personal calls.

Our 2003 Annual Report to Stockholders and our Annual Report on Form 10-K, including financial statements, are being furnished to each stockholder with this Proxy Statement. Additional copies of our Annual Report on Form 10-K will be provided without charge upon written request directed to Investor Relations, PLATO Learning, Inc., 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information provided to the Company, as of January 8, 2004, as to the beneficial ownership of our common stock by (i) the Named Executive Officers (as defined elsewhere in this Proxy Statement) and Directors, (ii) all current Directors and Executive Officers as a group, and (iii) each person known to be the beneficial owner of more than 5% of our common stock:

	Amount and Nature of Beneficial Ownership (1)

		Shares Issuable
	Shares	Upon Exercise		Ownership
Beneficial Owners	Owned	of Options (2)	Total	Percentage

Named Executive Officers:
John Murray	44,395	305,442	349,837	1.5%
Robert M. Kilgarriff	-	27,775	27,775	0.1%
David H. LePage	16,032	121,836	137,868	0.6%
Gregory J. Melsen	-	18,166	18,166	0.1%
John C. Super	7,195	80,780	87,975	0.4%
Directors:
Joseph E. Duffy	-	33,750	33,750	0.1%
Ruth L. Greenstein	-	36,600	36,600	0.2%
Thomas G. Hudson	-	35,200	35,200	0.2%
John T. Kernan	223,089	15,000	238,089	1.0%
Gen. Dennis J. Reimer USA (Ret.)	2,333	70,351	72,684	0.3%
John T. (Ted) Sanders	-	15,000	15,000	0.1%
All Current Directors and Executive Officers as a Group (14 individuals)	299,636	905,347	1,204,983	5.0%
5% Holders:
Kopp Investment Advisors, Inc. (3)	2,052,031	-	2,052,031	8.9%
Royce & Associates, LLC (4)	1,736,700	-	1,736,700	7.6%
Heartland Advisors, Inc. (5)	1,670,900	-	1,670,900	7.3%

(1)	“Beneficial ownership” generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 8, 2004 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 22,967,141 shares of our common stock outstanding as of January 8, 2004.
(2)	Represents shares which the Named Executive Officers, Directors and other executive officers may acquire within 60 days from January 8, 2004 pursuant to the exercise of stock options.
(3)	Based on information in Schedule 13G/ A, dated January 22, 2003 and filed with the Securities and Exchange Commission, indicating that Kopp Investment Advisors, Inc. and related entities are the beneficial owners of 2,052,031 shares, possess sole voting power with respect to 962,200 shares, sole dispositive power with respect to 710,000 shares, and shared dispositive power with respect to 1,342,031 shares. The business address of Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, MN 55435.
(4)	Based on information in Schedule 13G, dated January 9, 2003 and filed with the Securities and Exchange Commission, indicating that Royce & Associates, LLC is the beneficial owner of, and possesses sole voting and sole dispositive powers with respect to, 1,736,700 shares. The business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.
(5)	Based on information in Schedule 13G/ A, dated October 8, 2003 and filed with the Securities and Exchange Commission, indicating that Heartland Advisors, Inc. is the beneficial owner of, and possesses shared voting and shared dispositive powers with respect to, 1,670,900 shares. The business address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, WI 53202.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) consists of seven persons (each a “Director”) and is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Vacancies on the Board may be filled only by persons elected by a majority of the remaining Directors. A Director elected by the Board to fill a vacancy, including a vacancy created by an increase in the number of Directors, shall serve for the remainder of the full term of the class in which the vacancy occurred and until such Director’s successor is elected and qualified.

Arthur W. Stellar, a Director since 2000, resigned from the Board on December 6, 2003. Dr. Stellar resigned due to the acceptance of a new position at a company that has the potential to compete with PLATO Learning, Inc. At present, no person has been nominated by the Board to fill the vacancy created by Dr. Stellar’s resignation. Accordingly, effective upon Dr. Stellar’s resignation, the Board was reduced in size from eight persons to seven persons.

The term of the remaining Class II Director, Ruth L. Greenstein, expires with this Annual Meeting of Stockholders. As the sole nominee for Class II Director, Ms. Greenstein, if re-elected, will serve three years until the 2007 Annual Meeting or until a successor has been elected and qualified. The current Class III and I Directors will continue in office until the 2005 and 2006 Annual Meetings, respectively.

The independent Directors of the Board are Ms. Greenstein, Joseph E. Duffy, Thomas G. Hudson, General Dennis J. Reimer and John T. (Ted) Sanders.

Directors are elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares entitled to vote in the election represented in person or by proxy. Thus, assuming a quorum is present, the person receiving the greatest number of votes will be elected to serve as a member of the Board. Accordingly, abstentions and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If the nominee should be unable or unwilling to serve as a Director, an event that is not anticipated, the proxies will be voted for a substitute nominee designated by the Board.

The following sets forth information as to the nominee for election and each of the Directors continuing in office.

NOMINEE FOR DIRECTOR

Class II – Serving Until 2007 Annual Meeting

Ruth L. Greenstein
Age:	57
Director Since:	2002
Principal Occupation:	Vice President, Finance and Administration Institute for Defense Analyses

Recent Business Experience:	Since June 1990, Ms. Greenstein has served as Vice President, Finance and Administration at the Institute for Defense Analyses, a research and development corporation. From February 1984 to May 1990, she was employed at Genex Corporation, a biotechnology company, and served as Vice President, Treasurer and Chief Financial Officer from 1985 to 1987 and from 1989 to 1990, and as General Counsel and Secretary from 1987 to 1990.

The Board of Directors recommends that stockholders vote “FOR” the nominee in Proposal 1. Unless otherwise indicated, proxies solicited by the Board will be voted for the Class II nominee for the Board of Directors named above.

DIRECTORS CONTINUING IN OFFICE

Class III — Serving Until 2005 Annual Meeting

Joseph E. Duffy
Age:	47
Director Since:	2002
Principal Occupation:	Senior Vice President, Health Industries Oracle Corporation

Recent Business Experience:	Mr. Duffy joined Oracle Corporation, an e-business and database solutions company, in 1987. Since June 2002, he has served as Senior Vice President, Health Industries and from June 2000 to June 2002, he was Senior Vice President for Healthcare and Higher Education Sales. From January 1997 to June 2000, Mr. Duffy served as Group Vice President for Oracle Service Industries and Group Vice President of Government Sales. Previously, Mr. Duffy served as Vice President of DoD Sales, from June 1991 to January 1997, and Director of National Accounts for the U.S. Navy from June 1987 to June 1991.
Thomas G. Hudson
Age:	57
Director Since:	2002
Principal Occupation:	Chairman of the Board, President and Chief Executive Officer Computer Network Technology Corporation

Recent Business Experience:	Mr. Hudson has served as President and Chief Executive Officer of Computer Network Technology Corporation, a storage area networking products and services company, since July 1996. He has served as Chairman of the Board since May 1999. From 1993 to 1996, Mr. Hudson served as Senior Vice President of Corporate Development at McGraw-Hill Companies, and also served as General Manager of the company’s F.W. Dodge division. From 1968 to 1993, he served in various management positions, including Vice President of the Services Sector division at IBM Corporation.

Other Directorships:	Computer Network Technology, Lawson Software, Ciprico
General Dennis J. Reimer USA (Ret.)
Age:	64
Director Since:	2000
Principal Occupation:	Director of the National Memorial Institute for the Prevention of Terrorism

Recent Business Experience:	General Reimer has served as the Director of the National Memorial Institute for the Prevention of Terrorism since April 2000. He served in the United States Army from 1962 until his retirement in August 1999. General Reimer was the U.S. Army’s Chief of Staff from June 1995 until his retirement. He previously held several command assignments.

Other Directorships:	DRS Technologies and Microvision

Class I – Serving Until 2006 Annual Meeting
John T. Kernan
Age:	57
Director Since:	2003
Principal Occupation:	Business Consultant

Recent Business Experience:	Mr. Kernan served as Chairman and Chief Executive Officer of Lightspan, Inc., an educational software company, from 1993 until November 2003, when PLATO Learning, Inc. acquired Lightspan. Prior to joining Lightspan, Mr. Kernan was Chairman and Chief Executive Officer of Jostens Learning Corporation, an educational software company, from 1989 to 1993.
Other Directorships:	Varsity Group, Inc.
John Murray
Age:	48
Director Since:	2000
Principal Occupation:	Chairman, President and Chief Executive Officer PLATO Learning, Inc.

Recent Business Experience:	Mr. Murray was elected to the Board of Directors on January 31, 2000 and was appointed Chairman of the Board on December 4, 2003. He has been Chief Executive Officer of the Company since November 2000. From January 2000 to November 2000, he was President, Chief Operating Officer and Acting Chief Financial Officer. From October 1998 to January 2000, he was Executive Vice President and Chief Financial Officer. From October 1997 to October 1998, Mr. Murray served as Senior Vice President, Operations and from April 1996 to October 1997, he served as Vice President, Product Development. From November 1994 to March 1996, he was Vice President, Aviation Sales & Operations and from 1991 to 1994, he was Vice President, Eastern Aviation Sales & Operations. Mr. Murray joined the Company in 1989 as Managing Director of the Company’s United Kingdom subsidiary.
John T. (Ted) Sanders
Age:	62
Director Since:	2003
Principal Occupation:	President, Education Commission of the States

Recent Business Experience:	Mr. Sanders has served as President of the Education Commission of the States (“ECS”), an organization of states working on education policy, since February 2000. Prior to joining ECS, Dr. Sanders was President of Southern Illinois University from July 1995 to February 2000. His experience as an educator includes time as a classroom teacher, chief state school officer of Ohio, Illinois and Nevada, and acting U.S. Secretary of Education from 1990-1991.

For the remainder of this Proxy Statement, unless otherwise stated, the years 2003, 2002 and 2001 refer to our fiscal years ended October 31, 2003, 2002 and 2001, respectively.

DIRECTOR COMPENSATION

In 2003, Directors who were not employees or affiliates of the Company were eligible to receive grants of options to acquire shares of our common stock as follows: 15,000 options upon initial election to the Board and 6,750 options on the Annual Meeting date for service in the prior fiscal year (including Directors who retire or do not stand for re-election). In addition, on the Annual Meeting date for service in the fiscal year going forward, continuing Directors receive 10,000 options, the Chairman of the Board (provided they are not an employee or affiliate of the Company) receives 5,000 options, and Committee Chairs receive 1,500 options. The Chairman of the Board has the option to recommend additional grants based on Company performance and the achievement of goals. All options will be granted at the fair market value of our common stock on the date of grant, vest immediately and expire eight years following the date of grant.

In March 2003, Directors who were not employees or affiliates of the Company received options to acquire a total of 116,750 shares of our common stock at an exercise price of $3.99 per share. In September 2003, Dr. Sanders received 15,000 options at an exercise price of $7.95 upon his initial election to the Board. In November 2003, Mr. Kernan received 15,000 options at an exercise price of $10.52 upon his initial election to the Board.

Also in March 2003, in addition to grants of stock options, Directors who were not employees or affiliates of the Company received $10,000 for service in the fiscal year going forward. The two Directors elected to the Board subsequent to March 2003 each received $5,000. Beginning with the June 2003 Board meeting, Directors received $1,000 for each Board meeting attended in person. Total cash paid to Directors for service in 2003 was $87,000. All travel and business expenses relating to meetings attended and the conduct of business on behalf of the Company are reimbursed.

Directors who are employees or affiliates of the Company receive no additional compensation for their services as a Director. In November 2003, PLATO Learning, Inc. merged with Lightspan, Inc. As part of the merger, Mr. Kernan, the Chairman and Chief Executive Officer of Lightspan at the time of the merger, signed a consulting agreement with PLATO Learning, Inc. to provide consulting services to the Company for two years following the merger at an annual fee of approximately $416,000. This fee is in addition to compensation earned for service as a Director as described above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. Kernan was the Chairman and Chief Executive Officers of Lightspan, Inc., when it was acquired by PLATO Learning, Inc. Thereafter, he signed a consulting agreement with PLATO Learning, Inc. to provide consulting services to the Company for two years following the merger at an annual fee of approximately $416,000.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held nine meetings in 2003. Each of our current Directors attended or participated in at least 75% of the meetings held during the period they served as Director, except for Mr. Duffy, who attended or participated in 67%. In addition, the Board passed three resolutions by written consent in 2003.

The Board of Directors has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of our current Directors attended or participated in at least 75% of the committee meetings of which they were members, except for Mr. Duffy who attended or participated in 71%.

Audit Committee

The Audit Committee, consisting of Ms. Greenstein (Chair), Mr. Duffy and General Reimer, met five times in 2003. In December 2003, Dr. Sanders was added to the Audit Committee. Ms. Greenstein, an independent Director, is the Audit Committee’s financial expert. She has served as Vice President, Finance and Administration at the Institute for Defense Analyses, a research and development corporation, since June 1990. The Audit Committee reviews the results and scope of the audit and other services provided by our independent auditors, and recommends the appointment of independent auditors to the Board. The Audit Committee has adopted a written Audit Committee Charter, which was revised in 2003 and is included with this Proxy Statement as Appendix A.

Compensation Committee

The Compensation Committee, consisting of Mr. Hudson (Chair) and Mr. Duffy, Dr. Sanders and Dr. Stellar, met five times in 2003. In addition, the Compensation Committee passed two resolutions by written consent in 2003. All members of the Compensation Committee in 2003 were independent. The Compensation Committee administers and makes awards under our stock option and stock incentive plans and also studies and recommends the implementation of all compensation programs for our directors and executive officers.

In December 2003, Mr. Kernan was appointed as Chair of the Compensation Committee and Dr. Stellar resigned from the Compensation Committee. Mr. Kernan was the Chairman and Chief Executive Officer of Lightspan, Inc., when it was acquired by PLATO Learning, Inc. in November 2003. Thereafter, he signed a consulting agreement with PLATO Learning, Inc. to provide consulting services to the Company for two years following the merger at an annual fee of approximately $416,000. The Board has determined that Mr. Kernan’s membership on the Compensation Committee is required by the best interests of the Company and its stockholders. The Board believes that Mr. Kernan’s presence is essential to the integration of the Lightspan business into PLATO Learning, Inc. and to the fair determination of compensation for the employees of Lightspan and PLATO. The Board believes a smooth transition following the merger best protects the interests of the stockholders and the Company. The Board also recognizes that Mr. Kernan cannot remain a member of the Compensation Committee for more than two years pursuant to NASD Marketplace Rule Section 4350(c)(3)(C).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, consisting of General Reimer (Chair), Ms. Greenstein, and Messrs. Hudson and Murray, met four times in 2003. In December 2003, Mr. Hudson was appointed as Chair of the Nominating and Corporate Governance Committee and Mr. Kernan replaced General Reimer. All members of the Nominating and Corporate Governance Committee, except for Messrs. Kernan and Murray, are independent. The Nominating and Corporate Governance Committee has adopted a written charter, which is included with this Proxy Statement as Appendix B.

The Nominating and Corporate Governance Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Nominating and Corporate Governance Committee facilitates an annual evaluation by Board members of the Board and individual director performance.

In reviewing candidates for the Board, the Nominating and Corporate Governance Committee seeks individuals whose background, knowledge and experience will assist the Board in furthering the interests of the Company and its stockholders. Some of the factors considered in this evaluation include experience in the areas of strategy, education, technology, sales and marketing and finance, as well as geographic and cultural diversity. The Nominating and Corporate Governance Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each Annual Meeting. In addition, the Nominating and Corporate Governance Committee will consider nominees for the Board by stockholders that are proposed in accordance with the advance notice procedures in our bylaws.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Compensation Committee members during 2003 were employees or executive officers of the Company. Mr. Kernan was the Chairman and Chief Executive Officer of Lightspan, Inc. when Lightspan was acquired by PLATO Learning, Inc. Thereafter, he signed a consulting agreement with PLATO Learning, Inc. to provide consulting services to the Company for two years following the merger at an annual fee of approximately $416,000. None of our directors or executive officers is a director or executive officer of any other company that has a director or executive officer who is also a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report is submitted by Messrs. Kernan, Duffy and Hudson and Dr. Sanders in their capacity as the Board of Directors’ Compensation Committee and addresses the Company’s compensation policies for 2003 as they affected the Chief Executive Officer (the “CEO”) and the other executive officers of the Company (including the Named Executive Officers, as defined elsewhere in this Proxy Statement).

Compensation Philosophy

The Company’s compensation philosophy, as developed under the supervision of the Compensation Committee, is highly incentive oriented, particularly for executive officers. The goals of the executive compensation program are to attract, retain, and reward executive officers who contribute to Company success. Compensation opportunities are aligned with our business objectives. The compensation programs are designed to motivate executive officers to meet and exceed annual corporate performance goals and enhance long-term stockholder value.

In designing and administering the individual elements of the executive compensation program, the Compensation Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance, and determining incentive awards. In 2003, the Compensation Committee retained Towers Perrin to evaluate its programs for consistency with stated philosophy, currency with labor market trends and effective alignment with business objectives and stockholder interests.

Overview of Executive Compensation Policy

The executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. Accordingly, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to our success in meeting specified performance goals. The overall objectives of this strategy are to motivate the CEO and executive officers to achieve the goals inherent in the Company’s business strategy, to link executive and stockholder interests through equity-based plans to maintain a high quality core of executives, and finally, to provide a compensation package that recognizes individual contributions, as well as overall business results.

The Compensation Committee receives the recommendations of the CEO for the compensation to be paid to executive officers, including the Named Executive Officers, and after due deliberation determines the compensation of such executive officers and the CEO. This process is designed to ensure consistency throughout the executive compensation program. The key elements of the executive compensation program consist of base salary, annual cash incentive compensation and stock option incentives.

The Compensation Committee believes the CEO’s compensation should be heavily influenced by Company performance, including the achievement of long-term strategic objectives, profitable growth and increased stockholder value. Therefore, although there is necessarily some subjectivity in setting the CEO’s base salary, major elements of the compensation package are directly tied to Company performance. The CEO’s annual salary was $271,039 in 2003.

The Compensation Committee’s policies with respect to each of the compensation program elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package provided, including group health and life insurance and participation in the Company’s 401(k) plan.

Base Salaries

Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, as well as their contribution to the achievement of Company goals. The Committee believes that the Company generally establishes relatively conservative executive officer base salaries. These base salaries are reviewed annually by the Committee in view of overall Company performance and may be adjusted to reflect changes in responsibilities and the executive’s personal contribution to corporate performance.

Annual Cash Incentive Compensation

Annual cash incentive awards are intended to provide executive officers an additional incentive for achieving the annual performance goals established in the yearly business plan. Bonuses are based on the achievement of pre-established annual operating and financial goals and operational objectives, and commissions for sales executives are based on a percentage of revenues.

Stock Option Incentives

Stock options provide executives with the opportunity to build an equity interest in the Company and to share in the appreciation of the value of its common stock. Stock options are granted at the fair market value of the Company’s common stock on the date of the grant, are subject to vesting over three years, and only have future value for the executives if the stock price appreciates from the date of grant. Factors influencing stock option grants to executive officers include Company performance, the relative levels of responsibility, contributions to the Company’s business, and competitiveness with other growth-oriented companies. Stock options granted to executive officers are approved by the Committee. In 2003, stock options were granted to the CEO and other executive officers on January 21, 2003 for the achievement of 2002 growth objectives, and to the CEO and other executive officers on September 16, 2003 as stated in their employment agreements.

Benefits

Benefits offered to executive officers are those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Company’s 401(k) plan. These benefits are not tied directly to corporate performance.

The Compensation Committee believes that the Company’s executive compensation policies and programs serve the interests of the Company and its stockholders.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Mr. John T. Kernan (Chair)
Mr. Joseph E. Duffy
Mr. Thomas G. Hudson
Dr. John T. (Ted) Sanders

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information related to compensation paid to, or accrued by the Company on behalf of, (i) the Company’s Chief Executive Officer in 2003 and (ii) the four other most highly compensated executive officers of the Company who were serving as executive officers as of October 31, 2003 (together the “Named Executive Officers”).

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
Name and Principal Position at				Other Annual	Underlying
10/31/2003	Year	Salary	Bonus	Compensation	Options (1)

John Murray	2003	$271,039	$114,257	$-	121,667
President and	2002	263,815	73,333	-	208,627
Chief Executive Officer	2001	249,115	100,000	-	94,708

Robert M. Kilgarriff	2003	180,692	19,375	115,935	25,000
Executive Vice President,	2002	176,334	42,500	64,520	25,000
Sales and Marketing (2)	2001	35,692	22,500	29,871	26,667

David H. LePage	2003	160,615	35,000	-	15,000
Senior Vice President, Operations	2002	155,500	15,000	-	17,500
	2001	154,736	12,500		20,667

Gregory J. Melsen	2003	170,654	39,936	-	34,500
Vice President, Finance and	2002	123,577	30,000	-	50,000
Chief Financial Officer (3)	2001	-	-	-	-

John C. Super	2003	152,432	31,502	80,524	20,000
Vice President, Strategic Planning (4)	2002	148,642	30,000	-	20,000
	2001	139,745	20,000	-	22,001

(1)	None of the Named Executive Officers has been granted stock appreciation rights (“SARs”) or holds shares of restricted stock that are subject to performance-based conditions on vesting.
(2)	Mr. Kilgarriff was paid commissions (based on a percentage of revenue) of $115,935, $64,520 and $29,871 in 2003, 2002 and 2001, respectively.
(3)	Mr. Melsen joined the Company in February 2002 at an annual salary of $170,000
(4)	Mr. Super was paid commissions (based on a percentage of revenue) of $80,524 in 2003.

Option Grants in Last Fiscal Year

The following table provides information relating to grants of stock options to the Named Executive Officers during 2003. No stock appreciation rights (“SARs”) were granted to the Named Executive Officers in 2003 and none of the Named Executive Officers held SARs as of October 31, 2003.

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price
	Number of	Percent of			Appreciation for Option
	Securities	Total Options	Exercise		Term (2)
	Underlying	Granted to	Price per	Expiration
Name	Options Granted (1)	Employees in 2003	Share	Date	5%	10%

John Murray	35,000	6.4%	$5.78	1/21/2011	$329,527	$524,715
	86,667	15.9%	7.95	9/16/2011	1,122,312	1,787,095

Robert M. Kilgarriff	5,000	0.9%	5.78	1/21/2011	47,074	74,960
	20,000	3.7%	7.95	9/16/2011	258,994	412,405

David H. LePage	15,000	2.8%	7.95	9/16/2011	194,247	309,302

Gregory J. Melsen	4,500	0.8%	5.78	1/21/2011	42,371	67,464
	30,000	5.5%	7.95	9/16/2011	388,493	618,609

John C. Super	5,000	0.9%	5.78	1/21/2011	47,074	74,960
	15,000	2.8%	7.95	9/16/2011	194,247	309,302

(1)	All options granted in 2003 were granted at 100% of the fair market value of our common stock on the date of grant. Options vest ratably over a three-year period beginning one year from the date of grant and expire eight years following the date of grant.
(2)	Assumes appreciation in value from the date of grant to the end of the option term at the indicated rate. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information related to the exercise of stock options during 2003 and the holdings of unexercised stock options at October 31, 2003 by the Named Executive Officers.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options Held at		In-the-Money Options at
	Shares		October 31, 2003		October 31, 2003 (1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John Murray	-	$-	240,900	292,323	$1,150,361	$1,927,239
Robert M. Kilgarriff	-	-	26,109	50,558	71,593	411,707
David H. LePage	-	-	120,120	33,557	947,010	268,500
Gregory J. Melsen	-	-	16,666	67,834	107,400	585,330
John C. Super	-	-	77,336	40,668	583,558	322,200

(1)	Values were calculated using a price of $10.74, the closing price of our common stock as reported on NASDAQ on October 31, 2003.

Other Compensation Arrangements

John Murray, the Company’s President and Chief Executive Officer entered into an Employment Agreement with the Company in June 2001. The agreement has a three-year term and is renewed annually. Among other things, this agreement provides for salary and bonus payments, as established by the Board of Directors, and grants of 86,667 stock options (based on continued employment) and 46,667 stock options (based on the achievement of annual performance goals) for each year of the agreement. If, during the term of the agreement, Mr. Murray is terminated without cause or resigns after a material adverse change or reduction in position or responsibilities, the agreement provides for salary payments for the remaining term of the agreement, pro rata bonus payments and stock option grants, as well as the immediate vesting of stock options. Mr. Murray also would be precluded from employment in any capacity, during the three years after termination of employment with the Company, in any business or activity competitive with the Company’s principal businesses. The total amount payable by the Company under this agreement is approximately $810,000.

The Named Executive Officers, other than Mr. Murray, have each entered into an Employment Agreement with the Company that has a one-year term with automatic twelve month renewals. Among other things, these agreements provide for salary and bonus payments, as established by the Company’s Chief Executive Officer, and grants of stock options, based on continued employment and the achievement of annual performance goals, for each year of the agreement. If, during the term of the agreement, the Named Executive Officer is terminated without cause or resigns after a material adverse change or reduction in position or responsibilities, the agreement provides for salary payments for the remaining term of the agreement and pro rata bonus payments.

The Named Executive Officers have each entered into an Employment Security Agreement with the Company. If there is a change in control of the Company, the Employment Security Agreement provides for a lump sum cash payment to the Named Executive Officer as long as the Named Executive Officer is still employed by the Company. In addition, within twelve months after a change in control, if the Named Executive Officer’s employment is terminated without good cause or the Named Executive Officer should voluntarily terminate such employment with good reason, the Employment Security Agreement provides for severance payments equal to 12 to 24 months of current compensation. These agreements terminate on January 24, 2004, unless renewed.

The following sets forth the potential cash payments under these compensation arrangements to the Named Executive Officers as of October 31, 2003:

	Employment Agreement			Employment Security Agreement

	Base	Payment	Employment	Lump Sum	Severance	Severance
Named Executive Officer	Salary	Period	Options	Payment	Payments	Period

John Murray	$270,000	36 months	86,667	$270,000	$540,000	24 months
Robert M. Kilgarriff	180,000	12 months	20,000	180,000	270,000	18 months
David H. LePage	160,000	6 months	15,000	160,000	160,000	12 months
Gregory J. Melsen	170,000	12 months	30,000	170,000	255,000	18 months
John C. Super	150,000	6 months	15,000	150,000	150,000	12 months

Stock Performance Graph

In accordance with Securities and Exchange Commission regulations, the following performance graph compares the cumulative total stockholder return on our common stock to the cumulative total return on the NASDAQ Composite Index and the weighted average return of a peer group (described below) for the five years ended October 31, 2003, assuming an initial investment of $100 and the reinvestment of all dividends.

The Company’s current peer group consists of the following companies with training and education operations: Lightspan, Inc., SkillSoft plc (formerly named SmartForce plc), and Apollo Group, Inc. The peer group prior to October 31, 2002 included Riverdeep Group plc. During 2002, Riverdeep Group plc was deregistered from NASDAQ and its stock is no longer publicly traded in the United States. Lightspan, Inc. has not been publicly traded for the entire five-year period, and they are reflected in the peer group beginning with October 31, 2000, as if the investment had occurred when they became publicly traded. PLATO Learning, Inc. acquired Lightspan, Inc. in November 2003. Although the businesses of some of the companies in the current peer group include operations outside of the training and education industry, and/or serve markets different than those of the Company, we believe the selection of these companies for comparison purposes is reasonable.

	10/31/1998	10/31/1999	10/31/2000	10/31/2001	10/31/2002	10/31/2003

PLATO Learning	$100.0	72.0	332.4	256.8	124.6	194.2
Current Peer Group	100.0	85.5	145.4	120.8	137.3	208.6
NASDAQ	100.0	167.5	190.2	95.4	75.1	109.1

Report of the Audit Committee

In accordance with its written charter adopted by the Board of Directors (the “Board”) (a copy of which is attached to this Proxy Statement as Appendix A), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards). In discharging its responsibilities for oversight of the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that might impact the auditors’ objectivity and independence and satisfied itself as to the auditors’ independence. The Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ audit of the financial statements for the year ended October 31, 2003. The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended October 31, 2003 with management and the independent auditors. Management has the responsibility for preparation of the Company’s financial statements and the independent auditors have the responsibility for the audit of those statements. Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2003, for filing with the Securities Exchange Commission.

AUDIT COMMITTEE
Ms. Ruth L. Greenstein (Chair)
Mr. Joseph E. Duffy
General Dennis J. Reimer
Dr. John T. (Ted) Sanders

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has re-appointed the accounting firm of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending October 31, 2004. A proposal to ratify this appointment will be presented at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1992. A representative from PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if desired, and respond to appropriate questions from stockholders.

Stockholder approval of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board is submitting the appointment of PricewaterhouseCoopers LLP to stockholders for approval as a matter of good corporate practice. Should stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

Fees Paid to PricewaterhouseCoopers LLP

Audit Fees. The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of our annual financial statements for 2003, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for 2003 and for services rendered in connection with registration statements are estimated to be approximately $274,000, of which $109,000 were billed as of October 31, 2003. The aggregate fees of PricewaterhouseCoopers LLP for 2002 were approximately $171,000.

Audit-Related Fees. The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered in connection with acquisitions were approximately $21,000 and $17,000 for 2003 and 2002, respectively. The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered in connection with employee benefit plans were approximately $31,000 and $28,000 for 2003 and 2002, respectively.

Tax Fees. The aggregate fees of PricewaterhouseCoopers LLP for professional services for tax planning, advice and compliance were approximately $222,000 and $189,000 for 2003 and 2002, respectively.

The fees of PricewaterhouseCoopers LLP are pre-approved by the Audit Committee in accordance with the policies and procedures of the Audit Committee (see Appendix II to the Audit Committee Charter, which is included with this Proxy Statement as Appendix A). For 2003, 100% of the fees incurred were pre-approved. The Audit Committee has determined the rendering of non-audit professional services by PricewaterhouseCoopers LLP, as identified in “Tax Fees” above, is compatible with maintaining the auditor’s independence.

If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the appointment of PricewaterhouseCoopers LLP. Abstentions will have the same effect as votes against the appointment and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

The Board of Directors recommends that stockholders vote “FOR” Proposal 2. Unless otherwise indicated, proxies solicited by the Board will be voted to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

OTHER INFORMATION

The Board of Directors knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% beneficial owners are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the company and written representations from the executive officers and directors, the company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during 2003, except for a Form 4 for Mr. John Murray filed one day late.

STOCKHOLDER COMMUNICATION WITH THE BOARD

We do not have a formal procedure for stockholder communication with our Board of Directors. In general, our Directors and Executive Officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member or members of the Board, can be directed to our Chief Executive or Chief Financial Officer with a request to forward the same to the intended recipient. Alternatively, shareholders can direct correspondence to the Board, or any of its members, in care of the Company at the Company address. All such communications will be forwarded to the intended recipient unopened.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by issuer action in accordance with the proxy rules. Our annual meeting for the fiscal year ending October 31, 2004, is expected to be held on or about March 3, 2005, and proxy materials in connection with that meeting are expected to be mailed on or about February 1, 2005. Except as indicated below, stockholder proposals prepared in accordance with the proxy rules and our bylaws must be received by us after September 1, 2004 and on or before October 1, 2004 to be included in next year’s proxy materials. Additionally, our bylaws establish an advance notice procedure with regard to certain business to be brought before an Annual Meeting of Stockholders and the nomination by stockholders of candidates for election as directors. If we receive notice of a stockholder proposal after December 15, 2004, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e), and the persons named in proxies solicited by the Board of Directors for its 2005 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

BY THE ORDER OF THE BOARD OF DIRECTORS,

/s/ Steven R. Schuster

Steven R. Schuster
Corporate Secretary

Appendix A

PLATO Learning, Inc.

Audit Committee Charter
Amended June 2003

Purpose

The Audit Committee (the “Committee”) is a standing committee of the Board of Directors (the “Board”) of PLATO Learning, Inc. (the “Company”). The Committee is organized pursuant to Section 3.13 of Article III of the By-laws of the Company, to assist the Board in fulfilling its oversight responsibilities to the Company’s stockholders, potential stockholders, the investment community and other constituents, relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the Company’s financial reports by reviewing: financial reports and other financial information provided by the Company to the stockholders and the Securities and Exchange Commission (SEC); the Company’s internal control structure; the Company’s internal and external audit processes; and any other matters relating to the Company’s accounting and financial reporting processes.

Organization

The Audit Committee is comprised of at least three (3) directors, as determined by the Board, each of whom shall be Independent Outside Directors (as defined by Appendix I). All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. In addition to the Committee members, the Company’s Chief Executive Officer and/or Chief Financial Officer will function as Management Representative, and will attend all meetings.

The Audit Committee members and its chairman will be recommended by the Chairman of the Board and will be appointed by the Board. The Board may fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time with or without cause.

The Committee shall have authority to retain consultants of its selection to advise it with respect to the Company’s financial and accounting policies brought to its attention, and the Committee shall have full access to all books, records, facilities and personnel of the Company.

The Committee members will be indemnified by the Company to the maximum extent provided under Delaware law or in accordance with any indemnification agreements between the Company and such Committee members.

Meetings

The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate.

A majority of the members of the Audit Committee shall constitute a quorum for any meeting, however, for purposes of the quarterly financial statement review activities, only the Chairperson of the Committee is required to participate. Any action of a majority of the members of the Audit Committee present at any meeting at which a quorum is present; or any action of the Committee if all of the Committee members have executed a written consent in which the action is filed with the Corporate Secretary, shall be an action of the Audit Committee.

Responsibilities

The responsibilities of the Audit Committee are to:

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	In consultation with management, recommend to the Board for its action the appointment or discharge of the Company’s independent auditors, based upon the Committee’s judgment of the independence of the auditors (taking into account the fees charged both for audit and non-audit services) and the quality of its audit work. If the auditors must be replaced, the Committee shall recommend to the Board for its action the appointment of new auditors, subject to stockholder approval at the next annual meeting of stockholders.

3.	Each year, the Committee shall pre-approve fee levels or budgeted amounts for all audit, audit-related, tax services and other services to be provided by the independent auditor. Any services not included in the annual pre-approved services must be specifically approved by the Committee or its designee. See Appendix II for additional information.

4.	Review with the independent auditors and the internal auditors the scope and plan of their respective audits and the degree of coordination of those plans. Annually inquire of management and the independent auditor about the significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

5.	Meet with the independent auditors at appropriate times to review, among other things, the results of the audit and any certification, report, or opinion that the auditors propose to render in connection with the Company’s financial statements. The review should cover key issues that the auditors considered during their work, which led to their expression of an opinion on the financial statements of the company.

6.	Meet with the independent auditors, without management present, to discuss any items of significance, and to ensure that the independent auditors have unrestricted access to the Audit Committee.

7.	At the completion of the annual audit: a) review the Company’s annual report on Form 10-K, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to filing with the SEC, , b) the independent auditors’ report; c) any significant changes to the independent auditors’ audit plans, and d) any serious difficulties or disputes with management encountered during the course of the audit.

8.	Following each quarter end, review the Company’s quarterly report on Form 10-Q, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to filing with the SEC.

9.	Review any other SEC filings in advance of their submission to the SEC.

10.	Direct the auditors to inquire into and report to it with respect to any of the Company’s contracts, transactions or procedures, or the conduct of the Corporate Office, or any other unit, or any other matter having to do with the Company’s business and affairs. If authorized by the Board, the Committee may initiate special investigations in these regards.

11.	Review with management and the independent auditors, the adequacy and effectiveness of the internal accounting and financial controls of the Company, and elicit any recommendation for the improvement of such control procedures. The Committee should periodically review the Company’s policy statements to determine their adherence to the code of conduct and/or conflict of interest statement.

12.	Review and approve all transactions with related parties.

13.	Establish procedures for the confidential receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, if and when required by law.

14.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting, with the Board.

15.	The Committee has such other duties as may be lawfully delegated to it from time to time by the Board.

Appendix I

Independence

“Independent Outside Director” means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

a.	a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

b.	a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

c.	a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

d.	a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

e.	a director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

Source: NASD Definition

Appendix II

Pre-Approval Policy

The purpose of this Policy is to set forth the procedures by which the Audit Committee of the Board of Directors of PLATO Learning (the Company) intends to fulfill its responsibilities to pre-approve services to be rendered to the Company by its independent auditor. This Policy does not delegate the Committee’s responsibilities to pre-approve such to management.

As provided in applicable law, and the Committee’s Charter, the Committee may delegate its pre-approval authority to one or more of its members. Any non-audit services approved pursuant to this delegation shall be reported to the Committee for informational purposes only at the next regularly scheduled meeting to occur after such approval.

Permitted Services. The services permitted to be provided to the Company by its’ independent auditor shall be classified into one of the following four categories:

Audit Services. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting, statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

Audit-related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

Tax Services. Tax services include tax compliance, tax planning and tax advice. The Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Committee will consult with the Director of Tax or outside counsel to determine that the tax planning and reporting positions are consistent with this policy.

All Other Services. All other services that are routine and are not (i) prohibited by applicable law and regulation, or (ii) would impair the independence of the auditor.

Pre-Approval. Each year, the Committee shall pre-approve fee levels or budgeted amounts for all audit, audit-related, tax services and other services to be provided by the independent auditor. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Committee considers a different period and states otherwise. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Committee.

The Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related, Tax services, and the total amount of fees for services classified as All Other services.

Any services not included in the annual pre-approved services, must be specifically approved by the Committee. Requests or applications to provide services that require specific approval by the Committee will be submitted to the Committee, and must include a statement as to whether, the request or application is consistent with the SEC’s rules on auditor independence. All requests must include a detailed description of the services to be rendered. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Committee.

Prior to any pre-approval of non-audit services, the Committee will also consider whether such services are consistent with the SEC’s rules on auditor independence. The Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

Appendix B

PLATO Learning, Inc.

Nominating and Corporate Governance Committee Charter

Purpose

The Nominating and Corporate Governance Committee of the Board of Directors is organized pursuant to Section 83.13 of Article III of the By-laws of the Company, and shall have a solid understanding of corporate governance. The Committee assists the Board with: the composition of the Board and its Committee’s; retirement policy of the Board; and evaluating the qualifications and candidate criteria for Board membership. The Committee also facilitates an annual evaluation process for the Board of Directors and the CEO, and recommends to the Board good governance practices.

Organization

The Nominating and Corporate Governance Committee is comprised of the CEO and at least three (3) directors, as determined by the Board of Directors, each of whom shall be Independent Outside Directors (as defined by Appendix I). The CEO will function as Management Representative, and will attend all meetings except those dealing with his/her own evaluation and compensation.

The Nominating and Corporate Governance Committee members and its chairman will be recommended by the Chairman of the Board and will be designated by the Board of Directors. Typically this Committee will include current or former CEO’s of public companies or SEC attorneys. The Board may fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time with or without cause.

The Committee shall have authority to retain consultants of its selection to advise it with respect to the evaluation of the Board and CEO and help with securing qualified Board members.

The Committee members will be indemnified by the Company to the maximum extent provided under Delaware law or in accordance with any indemnification agreements between the Company and such Committee members.

Meetings

The Nominating and Corporate Governance Committee shall meet when scheduled by the Committee Chairman and/or the CEO and/or as circumstances dictate.

A majority of the members of the Nominating and Corporate Governance Committee shall constitute a quorum for any meeting. Any action of a majority of the members of the Nominating and Corporate Governance Committee present at any meeting at which a quorum is present; or any action of the Committee if all of the Committee members have executed a written consent in which the action is filed with the Corporate Secretary, shall be an action of the Nominating and Corporate Governance Committee.

Responsibilities

The responsibilities of the Nominating and Corporate Governance Committee are to:

      1. Review and Update this Charter periodically, as conditions dictate.

      2. Review, Determine and Recommend to the Board:

a.	The Company’s succession plan.

b.	Criteria regarding personal qualifications currently needed for Board membership, and the selection process that will attract qualified candidates to serve on the Board.

c.	Current composition of the Board, total size, and number of employee-directors, and recommends Board Committee assignments.

d.	Retirement policy for directors covering factors such as retirement age, length of service, or change in occupation.

e.	The slate of director candidates to be proposed for election by stockholders at the annual meeting, and the Board candidates to fill vacancies on the Board, which occur between annual meetings.

f.	The process for the Board of Directors to (a) evaluate the performance of the Chief Executive Officer, and (b) evaluate and recommend to the Board successors to the Chief Executive Officer and inside-director positions when required.

g.	Actions arising from Governance issues raised by stockholders or other stakeholders in the Company and recommend the appropriate response to the Board.

h.	Procedures for stockholder nominations for the election of directors, as outlined under Article II of the By-laws of the Company.

i.	Prepare minutes of meetings of the Nominating and Corporate Governance Committee containing information regarding actions, discussions and decisions taken at the meeting, and submit to the Board of Directors at their next Board meeting.

      3. Evaluate:

a.	Performance of the Board as a whole and individually on an annual basis, and provide feedback to the Chief Executive Officer on how the directors and the Board are functioning. The Chairman and Chief Executive Officer will evaluate individual Board members on an annual basis and provide feedback to Board members.

b.	Board practice and recommend appropriate changes to the Board of Directors.

Appendix I

Independence

“Independent Outside Director” means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

a.	a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

b.	a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

c.	a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

d.	a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceeds 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

e.	a director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

Source: NASD Definition

PLATO Learning, Inc.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, March 4, 2004
12:00 noon

Sofitel Minneapolis
5601 West 78th Street
Bloomington, MN 55439-3145

- Please detach here -

PLATO Learning, Inc. 10801 Nesbitt Avenue South Bloomington, MN 55437	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 4, 2004.

The shares of stock you own in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint John Murray, and/or Gregory J. Melsen, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments thereof.

See reverse for voting instructions.

Vote by mail:

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PLATO Learning, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

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The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of Class II Director:	01 Ruth L. Greenstein	☐	Vote FOR nominee	☐	Vote WITHHELD from nominee

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending October 31, 2004.	☐	For	☐	Against	☐	Abstain

In their discretion upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box. Indicate changes below:	☐	I plan to attend the Annual Meeting in person	☐

Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing proxy.